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                                                                    EXHIBIT 99.2

                          WHG RESORTS & CASINOS, INC.

               Proxy Solicited by the Board of Directors for the
                        Special Meeting of Stockholders
                               December __, 1997

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of WHG RESORTS & CASINOS INC. (the "Company") does hereby constitute and appoint LOUIS
J. NICASTRO and BARBARA M. NORMAN, and either of them with full power to act alone, as proxies, each with full power of substitution and revocation, as attorneys, agents and proxies, for and in the name, place and stead of the undersigned, and with all the powers the undersigned would possess if personally present, to vote as instructed below all of the shares of Voting Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at The Breakers, 1 South County Road, Palm Beach, Florida 33480 on December 22, 1997 at 11:00 a.m. local time, and at any adjournment or adjournments thereof, all as set forth in the Notice of Special Meeting and Proxy Statement.

(1)  Approval and adoption of the Agreement   FOR  [_]  AGAINST [_]  ABSTAIN [_]
     and Plan of Merger and the transactions
     contemplated thereby.

(2)  In their discretion, the Proxies are
     authorized to vote upon such other and
     further business as may properly come
     before the meeting.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEM 1.

                                       Dated:                        , [1997]
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                                       IMPORTANT: Please sign exactly as your
                                       name or names appear hereon, and when
                                       signing as attorney, executor,
                                       administrator, trustee or guardian, give your full title as such. If signatory is a corporation, sign the full corporate name by duly authorized officer. If shares are held jointly, each stockholder named should sign.

NOTE: PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.